UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2013

NPC RESTAURANT HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-180524-04 (Commission File Number)	20-4509045 (I.R.S. Employer Identification No.)

7300 West 129th Street
Overland Park, Kansas 66213
(Address of principal executive office)(Zip Code)

(913) 327-5555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure
On July 22, 2013, NPC International, Inc. (the “Company”), a wholly-owned subsidiary of NPC Restaurant Holdings, LLC, announced that it had closed an asset purchase agreement with Wendy’s Old Fashioned Hamburgers of New York, Inc., an indirect wholly-owned subsidiary of The Wendy's Company, to acquire 22 Wendy's restaurant units located in the Kansas City metropolitan area for $9.3 million, plus amounts for working capital and initial franchise fees. The Company also agreed in the asset purchase agreement to acquire two additional Wendy's restaurant units currently under development in exchange for reimbursement of development costs and payment of initial franchise fees, which will be completed post closing. All of the restaurant units will be owned and operated by the Company's wholly-owned subsidiary, NPC Quality Burgers, Inc. The transaction was funded with excess cash. A copy of the press release announcing the asset purchase agreement is furnished with this Current Report as Exhibit 99.1.

The information in this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as and when expressly set forth by such specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Number	Description
99.1	Press Release dated July 22, 2013, issued by NPC International, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC RESTAURANT HOLDINGS, LLC

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President—Finance and Chief Financial Officer

Date: July 22, 2013

INDEX TO EXHIBITS
Exhibit        Description

99.1	Press Release dated July 22, 2013, issued by NPC International, Inc.